UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

Amendment #1 to

Form 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

National Competitive Bowlers Association, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	93-2226279
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1852 Banking Street Suite 29551 Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 330-0977

Send all correspondence to:

Jonathan Cross

1852 Banking Street Suite 29551

Greensboro, North Carolina, 27408

Telephone: (646) 330-0977

Email: jcross@bowlncba.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to “National Competitive Bowlers Association” the “Company,” “we,” “our” or “us” means National Competitive Bowlers Association, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements except as required by law.

Item 1. Description of Business

(a) Business

National Competitive Bowlers Association is a Bowling Events Company that was incorporated in the State of North Carolina on June 6, 2023. Since inception, the Company has been in the developmental stage; developing its Open Before Striking app, structuring its events formats, completing organizational activities, and the preparing this registration statement on Form 10 (the “Registration Statement”).

(b) Business of Issuer

National Competitive Bowlers Association is a Bowling Events Company that will host bowling tournaments, initially, throughout the State of North Carolina.

League bowlers, once a significant share of customers, now account for a shrinking share of bowling revenue, with open-play bowlers representing a more substantial portion. Our mission is to reinvigorate interest in league bowling by putting the spotlight on the sport.

Our primary tournament format is designed to allow “qualifying” from various bowling centers with participants using their weekly league scores to advance to a semi-final round at a designated bowling center where the top five bowlers advance to the stepladder finals which will be streamed on YouTube.

We presently have no employees apart from our management. Our director, Jonathan Cross, is engaged in outside business activities and anticipates he will devote limited time to our business. We expect no significant changes in the number of our employees.

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Because the Company currently has no revenue, minimal operations, and nominal assets, under Rule 12b-2 of the Exchange Act, the Company may be deemed a “shell company.” Many states have enacted statutes, rules and regulations limiting the sale of securities of “shell” companies in their respective jurisdictions. At such time as the Company endeavors to offer securities, to the extent it is deemed a “shell” company, the Company will ascertain whether a particular state limits the offering of such securities. We may also be restricted as to our ability to use registration statements on Form S-8, and holders of our securities may be limited in their ability use Rule 144 and as such may realize reduced liquidity or illiquidity of their securities. However, Management does not intend to undertake any efforts to offer securities or cause a market to develop in our securities, either debt or equity, until we have successfully begun operating. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission and we are under no obligation to do so under the Securities Exchange Act of 1934.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

Upon the effective date of this Registration Statement, the Company's class of common stock will be registered under the Exchange Act and it will have reporting obligations, including the requirement that it files annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, the Company's annual reports will contain financial statements audited and reported on by its independent registered public accounting firm.

Emerging Growth Company

We are an emerging growth company under the provisions of the Jump Start Our Business Startups Act (the “JOBS Act”). We shall continue to be deemed an emerging growth company until the earliest of:

•

(a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•	(b) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective IPO registration statement;

•	(c) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

•	(d) the date on which we are deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of the Sarbanes, Oxley Act of 2002 (independent registered public accounting firm attestation report related to internal control over financial reporting). Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. We will be subject to the requirements of Section 404(a).

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Exchange Act which require the shareholder approval of executive compensation and golden parachutes.

Item 1A. Risk Factors.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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In the event we no longer qualify as an emerging growth company we may still take advantage of reduced reporting requirements.

As long as we remain a smaller reporting company, in the event we no longer qualify as an emerging growth company, we may still take advantage of reduced reporting requirements.

Our business is difficult to evaluate because we have no operating history.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to execute our business plan. The Company has had no recent operating history nor any revenues or earnings from operations since inception. Administrative costs of being a reporting company include accounting and audit fees as well as legal fees associated with reporting which the Company anticipates being no less than $15,000.00 per year. We will, likely, sustain operating expenses without corresponding revenues, at least until January 2024. This may result in our incurring a net operating loss that will increase continuously until we begin operating events.

Control by management.

As of the date of this Registration Statement, Jonathan Cross owned 100% of the Company’s outstanding shares and holds 100% of the voting rights, and power, of the Company and will be able to control the management and affairs of the Company and most matters requiring stockholder approval. Mr. Cross is also the Company’s sole officer and director. Future investors may own a minority percentage of the Company’s Common Stock and will not have the ability to control a vote of the Company’s Shareholders or board of directors (the “Board of Directors”), if management controls.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

All the presently outstanding shares of common stock (1,000,000) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

The lack of experience of our officers and directors in managing a public company may adversely affect the Company.

Jonathan Cross, our sole officer, and director has limited experience as executive officer or director of a public company. Given the nature of public companies, their obligations to shareholders, and the regulatory environment, this lack of experience may adversely affect the Company’s ability to operate successfully and/or profitably.

Jonathan Cross, our sole officer and director, is also our sole employee.

Jonathan Cross, our sole officer and director, is also our sole employee. Mr. Cross is engaged in outside business activities, other than our Company’s business, and anticipates that he will devote limited time to our business.

Risks of ownership of “Penny Stocks” under SEC regulations

Penny stocks have less visibility and transparency than higher priced securities. Companies that are quoted as penny stocks have risks that are inherently greater than securities that are higher priced due to such factors as less disclosure, lower investor interest and uncertain financial conditions of the issuer. The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and other quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statement showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and suitability requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the market for our Common Stock.

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There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock is not publicly traded, nor will they for a considerable period of time, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

In addition, the SEC has recently disclosed that it has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since we may have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholders’ liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We cannot assure you that our common stock will be listed on NASDAQ or any other securities exchange.

At some time in the future, we may seek the listing of our common stock on NASDAQ or the NYSE Amex Equities. However, we cannot assure you that we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. Until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTCMarkets, the over-the-counter quotation system, possibly on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. However, at this time, we have not engaged a registered broker-dealer to serve as market-maker to quote our shares on the OTC Markets. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.

Our Certificate of Incorporation authorizes the issuance of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock (“Preferred Stock”) with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future.

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We have never paid dividends on our Common Stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

If we are unable to successfully execute our business strategy, including successfully developing our app, our revenues and profitability may be adversely affected.

Our ability to create and grow revenues and profitability is dependent on executing effective business strategies. If we are delayed or unsuccessful in executing our strategies or if our strategies do not yield desired results, our business, financial condition, and results of operations may suffer. Our ability to meet our business strategy plan is dependent upon, among other things, our ability to:

•	build relationships with bowling center operators;
•	evolve our marketing and branding strategies to connect with bowlers;
•	innovate and implement new initiatives to enhance competitive bowlers league experience;
•	identify adequate sources of capital to fund and finance strategic initiatives;
•	grow and expand operations;
•	identify new opportunities to improve customer reach; and,
•	maintain a talented workforce responsive to customer needs and operational demands;

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company is in the development stage and does not anticipate any revenue for the remainder of 2023. The costs of operations for the next 12 months and beyond such time will be paid with additional capital contributed by Jonathan Cross, our sole stockholder.

During the next 12 months we anticipate incurring costs related to:

(i)	developing our app,

(ii)	developing the Company’s events formats and schedules,

(iii)	filing of Exchange Act reports.

We anticipate that these costs may be in the range of $40 to $60 thousand dollars, and that we will be able to meet these costs as necessary, to be loaned to, or invested in, us by our sole stockholder, Jonathan Cross. The foregoing notwithstanding, Mr. Cross has not committed to a maximum amount of financial contribution to the Company.

Quantitative and Qualitative Disclosures about Market Risk.

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not effected by foreign currency fluctuations or exchange rate changes.  Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements.

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

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Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Security ownership of certain beneficial owners.

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group as of August 11, 2023. The persons named have sole voting and investment power with respect to such shares. There are not any pending arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.

Name and Address(1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)

Jonathan Cross	1,000,000	100%

_________________
(1)	The address for the persons named in the table above is 1852 Banking Street Suite 29551 Greensboro, NC 27408.

(2)	Based on 1,000,000 shares outstanding as of the date of this Registration Statement.

This table is based upon information derived from our stock records. We believe that the shareholder named in this table has sole voting and investment power with respect to the shares indicated; except as set forth above, applicable percentages are based upon 1,000,000 shares of common stock outstanding as of the date of this Registration Statement on Form 10.

Item 5. Directors and Executive Officers.

(a)  Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Jonathan Cross	61	Chairman

Jonathan Cross -An avid bowler, Jonathan is also a seasoned investor with over 36 years’ experience in principal investing, domestic and cross-border M&A, corporate finance, and corporate restructuring. Jonathan is a Managing Director of Shefford Capital Partners, LLC., a private equity investor and advisor that specializes in small business acquisitions.

Mr. Cross’ term expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

The Company has no employees other than Mr. Cross.

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(b) Significant Employees. None.

(c) Family Relationships. None.

(d) Involvement in Certain Legal Proceedings.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(e) The Board of Directors acts as the audit committee and has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Code of Ethics. We do not currently have a code of ethics.

(g) There are no agreements or understandings for any director or officer to resign at the request of another person, nor is any director and officer acting on behalf of, and/or will not act at the direction of, any other person.

Item 6. Executive Compensation.

No officer or director has received any compensation from the Company since the inception of the Company. Until the Company produces revenues and/or acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officer and director intend to devote very limited time to our affairs.

The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

There are no understandings or agreements regarding compensation of our management that is required to be disclosed.

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officer and director until such time as the Company has revenues.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Since inception, on June 6, 2023, the Company incurred fees related its formation and professional fees and expenses associated with the preparation and filing of the Company’s Registration Statement. Jonathan Cross, our sole director and shareholder has loaned the Company $3,000 to pay these expenses.

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The shares owned by Jonathan Cross, represent all the issued and outstanding shares of the Company.

Jonathan Cross, the Company’s sole shareholder (its original incorporator), has paid all expenses incurred by the Company, which includes resident agent fees, basic state and local fees and taxes, and expenses related to the formation of the Company and the professional fees and expenses associated with the preparation and filing of the Company’s formation and Registration Statement. On a going forward basis, Mr. Cross has committed to funding all expenses incurred by the Company until such time as it has sufficient revenues from operations to do so. Therefore, the Company will be obligated to Mr. Cross for all such expenses until that time. These payments for expenses are advances and the terms of repayment to Mr. Cross are not fixed at t.

Jonathan Cross is involved in other business activities and may, in the future, become involved in other business opportunities that become available. Mr. Cross’ other business activities may compete with time commitments allocated toward the Company. A potential conflict may arise if Mr. Cross’ other business activities coincide with an event of the Company. Mr. Cross may face a conflict in selecting between the Company and its other business interests. The Company has not formulated a policy for the resolution of such conflicts.

We utilize the office space and equipment of our sole stockholder at no cost. Management estimates such amounts to be immaterial.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Corporate Governance and Director Independence.

The Company has not:

•

established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the Board of Directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the Board of Directors does not believe that the Company requires any corporate governance committees at this time.

The Board of Directors serves as the Company’s audit committee.

Item 8. Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Company’s common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities. We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

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The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock, furthermore, there are currently no outstanding warrants on any of our securities. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

(b) Holders.

As of August 11, 2023, there was one (1) recorded holder of an aggregate of 1,000,000 shares of our Common Stock issued and outstanding.

(c) Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

Since inception, the Company has issued and sold the following securities without the benefit of registration under the Securities Act of 1933, as amended:

Issuances Pursuant to Section 4(2) of the Securities Act of 1933:

On June 6, 2023, the day of its incorporation, the Company issued an aggregate of 1,000,000 restricted shares of its common stock to Jonathan Cross in exchange for a total aggregate purchase price of $100.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuance. We believed that Section 4(2) was available because:

•	The issuance did not involve any underwriters, underwriting discounts, or commissions;

•	We placed restrictive legends on all certificates issued;

•	No sales were made by general solicitation or advertising;

•	Sales were made only to accredited investors

In connection with the above transactions, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

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The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock. However, the Company will, likely, issue a substantial number of additional shares to finance growth. Since the Company expects to issue additional shares of common stock, existing stockholders of the Company may experience substantial dilution in their shares.

Item 11. Description of Registrant’s Securities to be Registered.

Authorized Capital Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.0001 per share, of which there are 1,000,000 issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $.0001 per share, of which none have been designated or issued. The following summarized the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of North Carolina, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Registration Statement on Form 10.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends in the foreseeable future. The payment of any dividends will be within the discretion of our then existing Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

11

Trading of Securities in Secondary Market

The Company presently has 1,000,000 shares of common stock issued and outstanding, all of which are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering.

It is anticipated that at some point the Company will list its common stock for trading in one or more United States markets.

In order to qualify for listing on the Nasdaq Small-Cap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Small-Cap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

If we do not meet the qualifications for listing on the Nasdaq Small-Cap Market, we may apply for quotation of our securities on the OTCMarkets. In certain cases, we may elect to have our securities initially quoted in the “pink sheets” published by the OTC Markets Group, Inc.

Rules 504, 505 and 506 of Regulation D

We have considered the possible need and intend to issue shares relying on the exemption provided under Regulation D of the Securities Act of 1933 as the need arises. We do not intend to conduct a registered offering of our securities at this time. We have taken no action in furtherance of any offering of any securities at this time as our only activities since inception have been limited to developing its Open Before Striking app, structuring its events formats, completing organizational activities, and preparing this Registration Statement on Form 10 to file with the SEC.

Transfer Agent

We presently serve as our own transfer agent and registrar for our common stock.

(b) Debt Securities. None.

(c) Other Securities to be Registered. None.

Item 12. Indemnification of Directors and Officers.

The North Carolina Business Corporation Act provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by the North Carolina Business Corporation Act, as amended from time to time, each person that such section grants us the power to indemnify.

12

North Carolina Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

–	any breach of the director’s duty of loyalty to the corporation or its stockholders;

–	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

–	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

–	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13. Financial Statements and Supplementary Data.

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

(i) Balance Sheet as of August 11, 2023

(ii) Statement of Operations for the period from inception (June 6, 2023) through August 11, 2023

(iii) Statement of Changes in Stockholders’ Equity (Deficit) for the period from inception (June 6, 2023) through August 11, 2023

(iv) Statement of Cash Flows for the period from inception (June 6, 2023) through August 11, 2023

(v) Notes to Financial Statements

*The financial statements follow page 13 to this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

13

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements and related notes are included as part of this Form 10 registration statement as indexed in the appendix on page F-1 through F-8.

(b) Exhibits.

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3.1	Certificate of Incorporation	X
3.2	By-Laws	X

14

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

National Competitive Bowlers Association, Inc.

Date: November 6, 2023	By:	/s/ Jonathan Cross
Jonathan Cross, Chairman

15

NATIONAL COMPETITIVE BOWLERS ASSOCIATION, INC.

FINANCIAL STATEMENTS

AS OF AUGUST 11, 2023

AND FOR THE PERIOD FROM June 6, 2023

(DATE OF INCEPTION) TO AUGUST 11, 2023

F-1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Vancouver, WA 98666

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

National Competitive Bowlers Association

Opinion on the Financial Statements

We have audited the accompanying balance sheet of National Competitive Bowlers Association as of August 11, 2023 and the related statements of operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the period from June 6, 2023 (inception) through August 11, 2023. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 11, 2023 and the results of its operations and its cash flows for the period from June 6, 2023 (inception) through August 11, 2023 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2023.

PCAOB ID 6104

Vancouver, Washington

August 28, 2023

F-2

NATIONAL COMPETITIVE BOWLERS ASSOCIATION, INC.

Balance Sheet

As of August 11, 2023
ASSETS
Current Assets

Cash	$100

TOTAL ASSETS	$100

LIABILITIES & STOCKHOLDER’S EQUITY (DEFICIT)

Current Liabilities

Due to Stockholder	$-

TOTAL LIABILITIES	$-

Commitments and Contingencies

Stockholder’s Equity (Deficit)

Preferred stock, $.0001 par value, 10,000,000 shares authorized; none issued and outstanding.	$-

Common stock $.0001 par value, 100,000,000 shares authorized; 1,000,000 shares issued and outstanding as of August 11, 2023	25

Paid in Capital	75

Accumulated Deficit	-

Total Stockholder’s Equity (Deficit)	100

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY (DEFICIT)	$100

See Notes to Financial Statements

F-3

NATIONAL COMPETITIVE BOWLERS ASSOCIATION, INC.

Statement of Operations

June 6, 2023 (inception) through August 11, 2023

Revenues

Revenues	$-

Total Revenues	-

General and Administrative Expenses	-
-

Total General and Administrative Expenses	-

Net Loss	$-

Basic loss per share	$-

Weighted average number of common shares outstanding	1,000,000

See Notes to Financial Statements

F-4

NATIONAL COMPETITIVE BOWLERS ASSOCIATION

Statement of Changes in Stockholder’s Equity (Deficit)

From June 6, 2023 (inception) through August 11, 2023

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total

June 6, 2023 (inception) Issuance of Common Stock	1,000,000	$25	$75	-	$100

Net loss	-	-	-	(0)	(0)

Balance	1,000,000	$25	$75	(0)	$100

See Notes to Financial Statements

F-5

NATIONAL COMPETITIVE BOWLERS ASSOCIATION, INC.

Statement of Cash Flows

June 6, 2023 (inception) through August 11, 2023

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income(loss)	$-

Changes in assets and liabilities	-

Net cash provided by (used in) operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES:

Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:

Loan from stockholder	-

Issuance of Common Stock	100

Net cash provided by (used in) financing activities	100

Net increase in cash	100

Cash at beginning of period	-

Cash at end of period	100

NONCASH INVESTING AND FINANCING ACTIVITIES:
-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	-

Income taxes paid	-

See Notes to Financial Statements

F-6

NATIONAL COMPETITIVE BOWLERS ASSOCIATION, INC.

Notes to Financial Statements

For the Period from June 6, 2023 (inception) to August 11, 2023

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

NATIONAL COMPETITIVE BOWLERS ASSOCIATION, INC. (the “Company”) was incorporated under the laws of the State of North Carolina on June 6, 2023 and since inception has been engaged in app development and the development of its bowling events formats and schedules.

The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities, without incurring any liabilities that must be satisfied in cash, until a source of funding is secured. The Company may offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Accounting

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments, with maturity of three months or less when purchased, to be cash equivalents.

Income Taxes

Income taxes are provided in accordance with current accounting requirements. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will be not realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. There were no current or deferred income tax expenses or benefits are related in the financial statements due to the Company not being in operations prior to June 6, 2023. Generally, all periods since inception are open to tax examination by taxing authorities.

Basic Earnings (Loss) per Share

Basic net loss per share amount is computed by dividing the net loss for the period by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the absence on dilutive securities.

F-7

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow, except for the expected change in financial reporting for development stage companies. A recent FASB proposal will reduce the complexity of reporting for these companies by eliminating the “inception to date” information.

Accounting Standard update 2014-10 issued in June 2014, removes the financial reporting distinction between development stage companies and other reporting entities. The Amendment is for public business entities is effective with an annual reporting period beginning after December 15, 2014. Early implementation was available to the company and it has elected early implementation.

NOTE 3. GOING CONCERN

The Company’s financial statements are prepared using the accrual method of accounting in accordance with U.S. GAAP and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. As of August 11, 2023, the Company had cash of $100 and since inception it has not produced revenues. The Company has no operating business and limited capital. Because of this, there is substantial doubt about the Company’s ability to continue as a going concern.

A successful transition to attaining profitable operations is dependent upon obtaining sufficient financing to fund the Company’s planned expenses and achieving a level of revenue adequate to support the Company’s cost structure.

There can be no assurances the Company will be able to realize revenue in 2023 and beyond.

NOTE 4. RELATED PARTY TRANSACTIONS

Jonathan Cross, the Company’s sole shareholder (its original incorporator), has paid all expenses incurred by the Company, which includes resident agent fees, basic state and local fees and taxes, and expenses related to the formation of the Company and the professional fees and expenses associated with the preparation and filing of the Company’s registration of its Common Stock on Form 10. On a going forward basis, Mr. Cross has committed to funding all expenses incurred by the Company through such time as it has sufficient revenues from operations to do so. Therefore, the Company will be obligated to Mr. Cross for all such expenses until that time. These payments for expenses are advances and the terms of repayment to Mr. Cross are not fixed.

We utilize the office space and equipment of our stockholder at no cost. Management estimates such amounts to be immaterial.

NOTE 5. START-UP COSTS

Expensed as incurred.

NOTE 6. STOCKHOLDER’S EQUITY

Upon formation, the Board of Directors issued 1,000,000 shares of common stock for $100 to open the Company’s bank account.

The stockholders’ equity section of the Company contains the following classes of capital stock as of August 11, 2023:

•	Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 1,000,000 shares issued and outstanding

•	Preferred stock, $ 0.0001 par value: 10,000,000 shares authorized; none issued and outstanding. Rights and Provisions of said preferred shares will be determined at a later date; prior to issuance.

NOTE 7. SUBSEQUENT EVENTS

As of August 14, 2023, our Sole Shareholder, Jonathan Cross, has provided us with a loan in the amount of $3,000 for administrative expenses. There have been no subsequent events since August 28, 2023.

F-8